Exhibit 10.1

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

ADDENDUM TO THE SECOND AMENDED AND RESTATED LICENSE, PRODUCT DEVELOPMENT AND SUPPLY UMBRELLA AGREEMENT

This Addendum to the Second Amended and Restated License, Product Development and Supply Umbrella Agreement (this “Addendum”), is made as of the 1st day of August, 2024, by and between TELA Bio, Inc. (“TELA Bio”), and Aroa Biosurgery Limited (“Aroa”), and sets out the terms of TELA Bio's and Aroa's agreement with respect to certain terms applicable to the LPR, PRS and IHR Product lines (as defined below in this Addendum).

WHEREAS, TELA Bio and Aroa are parties to that certain Second Amended and Restated License, Product Development and Supply Umbrella Agreement dated as of July 16, 2015, as amended through the date hereof and which includes (but without limitation) the addenda thereto dated as of September 21, 2017, January 3, 2019, August 27, 2019, February 21, 2020, and August 13, 2020 (together, the “Umbrella Agreement”);

WHEREAS, TELA Bio and Aroa will, contemporaneously with this Addendum, enter into three separate Development Agreements and Exhibits (Nos. 13, 14 and 15) relating to the development of new product configurations, including those relating to extensions of the parties’ LPR, PRS and IHR Product lines; and

WHEREAS, TELA Bio and Aroa desire to amend the Umbrella Agreement in connection with entering into such Development Agreements to consolidate and clarify the application of certain terms relating to such LPR, PRS and IHR Product lines.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, TELA Bio and Aroa hereby agree as follows:

1.	All prior references to the “Restella Product” (plural or singular) in the Umbrella Agreement, including any Addenda thereto, shall be deleted and replaced with reference to the “PRS Product”, provided however that the name of each PRS Product for the purposes of, or within, the Product Exhibit for that Product shall remain unchanged.

Reference to “Restella Product Clearance” in clauses 4 and 5 of the 21 February 2020 addendum to the Umbrella Agreement shall be deleted and replaced with “the regulatory clearance or approval for the PRS Product”, provided however that the definition of “Aroa Restella Obligations” shall remain unchanged.

For purposes of the Umbrella Agreement, “PRS Product” shall mean any Product configuration set forth on Exhibit A hereto and any future Products that are expressly identified as a “PRS Product” in any future Addenda, Development Agreements and/or Product Exhibits between the Parties.

2.	References to “LPR Product“ (plural or singular) in section 8.5(b) of the Umbrella Agreement shall mean any Product configuration set forth on Exhibit B hereto and any future Products that are expressly identified as a “LPR Product” in any future Addenda, Development Agreements and/or Product Exhibits between the Parties.
3.	The parties agree that the following clarifications and amendments to the Umbrella Agreement, including any Addenda thereto, shall apply to each IHR Product (as defined below):

a.	[***].
b.	With respect to the IHR Products, the Transfer Price shall equal [***] % of COGS for each such unit of Product, but if agreed by the parties the Transfer Price shall be [***].
c.	Solely with respect to the IHR Products, the third and fourth sentences of clause 8.5(b) are hereby amended and restated as follows:

“If the Annual Revenue Sharing Amount attributable to IHR Products is more than the Actual CY Payments, TELA Bio shall pay such difference to Aroa within thirty (30) days following the date of such summary. If the Annual Revenue Sharing Amount is less than the Actual CY Payments, then, within thirty (30) days following the date of such summary, Aroa shall pay to TELA Bio an amount equal to the lesser of (i) the Actual CY Payments less the aggregate Transfer Prices paid for the IHR Products sold by TELA Bio during such calendar year, or (ii) the Actual CY Payments less the Annual Revenue Sharing Amount attributable to IHR Products.  For the purposes of this clause 8.5(b), the “Actual CY Payments” means the sum of (i) the aggregate Transfer Prices paid for the IHR Products sold by TELA Bio during such calendar year and (ii) the aggregate Quarterly True Up Amounts attributable to the IHR Products paid to Aroa for such calendar year.”

d.	For purposes of the Umbrella Agreement, “IHR Product” shall mean any Product configuration set forth on Exhibit C hereto and any future Products that are expressly identified as a “IHR Product” in any future Addenda, Development Agreements and/or Product Exhibits between the Parties.
e.	For the avoidance of doubt, this clause 4 of this Addendum shall supersede the terms set forth in clause 9 of the Development Agreement for ERT-G INGUINAL, effective 1 March 2024, in its entirety.

Capitalized terms used but not defined in this Addendum have the meanings given to those terms in the Umbrella Agreement.

Except as agreed herein, the provisions of the Umbrella Agreement (including any prior addenda thereto) are not amended and continue to be in full force and effect.

This Addendum shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to any conflict of law provisions.

This Addendum may be executed in separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement.

Executed signature pages to this Addendum may be delivered by facsimile or electronic mail and any signature page so delivered shall be deemed to be an original.

In Witness Whereof, and intending to be legally bound, the parties have caused this Agreement to be executed by their respective authorized officers as of the date first set forth above.

TELA BIO, INC.		AROA BIOSURGERY LIMITED

By:	/s/ Antony Koblish	By:	/s/ Brian Ward

Name:	Antony Koblish	Name:	Brian Ward

Title:	President & CEO	Title:	Chief Executive Officer

Exhibit A

PRS Products

[***]

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Exhibit B

LPR Products

[***]

Exhibit C

IHR Products

[***]